UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2025

Beneficient

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41715	72-1573705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 North St. Paul Street, Suite 4850

Dallas, Texas 75201

(Address of Principal Executive Offices, and Zip Code)

(214) 445-4700

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, par value $0.001 per share	BENF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, par value $0.001 per share, and one share of Series A convertible preferred stock, par value $0.001 per share	BENFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 3, 2025, Beneficient (the “Company”) was notified by the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that because the Company’s Form 10-K for the fiscal year ended March 31, 2025 reported a stockholders’ equity of ($34,925,000), the Company was in non-compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), which could also serve as a separate and additional basis for delisting in addition to the matters described below (such letter, the “Additional Determination Letter”). The Additional Determination Letter also provided that the Panel (as defined below) will consider the Additional Determination Letter in their decision regarding the Company’s continued listing on Nasdaq. The Company is taking definitive steps to evidence compliance with the Stockholders’ Equity Requirement, but there can be no assurance that the Company will regain compliance.

Prior to receiving the Additional Determination Letter, the Company received notifications from Nasdaq that remain outstanding with respect to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Requirement”) and Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). As a result, on August 26, 2025, a hearing was held before the Nasdaq Hearing Panel (the “Panel”), at which the Panel considered the Company’s plan to regain compliance with the Periodic Filing Requirement and the Bid Price Requirement.

The Company filed its Annual Report on Form 10-K for the fiscal year ended March 31, 2025 with the Securities and Exchange Commission (the “SEC”) within the extension period allowed for by the Panel. The Company continues to work diligently with its auditor to complete and file with the SEC its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 in order to satisfy the Periodic Filing Requirement. Additionally, to the extent the Company has not demonstrated compliance with the Bid Price Requirement, the Company expects to seek stockholder approval to effect a reverse stock split of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and Class B common stock, $0.001 par value per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The Company anticipates the reverse stock split of the Common Stock will allow it to demonstrate compliance with the Bid Price Requirement within the extension period granted by the Panel.

Although the Company is taking definitive steps to evidence compliance with all applicable criteria for continued listing on The Nasdaq Capital Market, there can be no assurance that the Company will be able to timely regain compliance with the Periodic Filing Requirement and the Bid Price Requirement within the extension period granted by the Panel.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report on Form 8-K, including but not limited to: our ability to timely demonstrate compliance with the Periodic Filing Requirement and the Bid Price Requirement within the extension period granted by the Panel, our ability to cure any deficiencies in compliance with any other Nasdaq Listing Rules, our ability to obtain stockholder approval for a reverse stock split of the Common Stock, risks related to the substantial costs and diversion of management’s attention and resources due to these matters and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFICIENT

By:	/s/ Gregory W. Ezell
Name:	Gregory W. Ezell
Title:	Chief Financial Officer
Dated:	October 9, 2025